Exhibit 10.23

CONVERTIBLE NOTE
PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is entered into as of July 10, 2014, by and among Express Technologies, Inc., a Delaware corporation (the “Company”), Bitcoin Shop Inc. a Nevada corporation (“BTCS”), and each of the investors listed on the signature page hereto (each, a “Purchaser” and together, the “Purchasers”).

RECITALS

The Company desires to issue and sell to the Purchasers and the Purchasers desire to purchase convertible promissory notes in substantially the form attached to this Agreement as Exhibit A (the “Note” or “Notes”) which shall be convertible on the terms stated therein into preferred equity securities of the Company.  The Notes and the preferred equity securities issuable upon conversion thereof (and the securities issuable upon conversion of such preferred equity securities) are collectively referred to herein as the “Securities”.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.           Purchase and Sale of Notes.  Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at each Closing, and the Company agrees to sell and issue to each Purchaser at such Closing, a Note in the principal amount set forth on the signature page hereto.  The purchase price of each Note shall be equal to 100% of the principal amount of such Note.  The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales.  Except as provided for in the Letter, or mutually agreed to by the Company and BTCS the Company agrees that the aggregate principal value of the Notes sold to the Purchasers will be no greater than $1,500,000 USD and the Note financing round will close on or before August 15, 2014 and no Notes will be sold thereafter.  Provide further that the forgoing restriction will not prevent the Company from issuing other equity or equity linked securities (including convertible notes which are not part of this Note financing round, convertible preferred stock, preferred stock, common stock, etc.).

2.           Equity Securities Purchase Agreement.  Each Purchaser understands and agrees that the conversion of the Notes into, and the sale and purchase of, preferred equity securities of the Company may require such Purchaser’s execution of certain agreements relating to the conversion or purchase and sale of such preferred equity securities, and each such Purchaser agrees to execute and deliver such agreements as shall be reasonably requested by the Company.

3.           Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser that:

(a)           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets, liabilities, financial condition, property or results of operation of the Company.

(b)           Authorization.  All corporate action on the part of the Company, its members and managers necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Notes, and the performance of all obligations of the Company under this Agreement and the Notes, has been taken or will be taken prior to the Initial Closing.  The Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)           No Conflicts.  The execution and delivery of this Agreement and the Notes and the performance by the Company of its obligations hereunder and thereunder will not (i) result in any violation of any term of its Certificate of Incorporation or Bylaws or any material agreement or material obligation of the Company, (ii) be in conflict with or constitute a default under any of the foregoing and will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to the foregoing, (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company or its properties is bound or subject, or (iv) require notice to or consent of any party to any material agreement or commitment to which the Company is a party that has not been obtained or waived prior to the Initial Closing.

(d)           Compliance with Other Instruments.  The Company is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws, (ii) of any judgment, order, writ or decree of any court or governmental entity, (iii) under any material agreement, instrument, contract, license, lease, note, indenture, mortgage or purchase order to which it is a party, or (iv) to its knowledge, of any provision of federal or state statute, rule or regulation materially applicable to the Company.

(e)           Securities Law Exemptions.  Based in part on the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Securities are and will be exempt from the registration requirements of the Securities Act, and the registration, permit or qualification requirements of any applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities law.

(f)           Issuance of Securities.  The Securities to be issued to the Purchaser pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and non-assessable.

(g)           No Financial Advisor.  The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Securities and the transactions contemplated hereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(h)           Capitalization.  The authorized and outstanding capital stock of the Company on a fully diluted basis as of the date of this Agreement and the Closing Date (not including the Securities) is set forth on Exhibit B annexed hereto.  Except as set forth on Exhibit B annexed hereto, there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company or any of its subsidiaries.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company are described on Exhibit B.  There are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock.

(i)           Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, the Company’s common stock or any of the Company’s or its Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of its subsidiaries.  No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation.  “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(j)           No Disqualification Events. To the Company’s knowledge, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(k)           Affiliated Entities.  The Company hereby represents and warrants to each Purchaser that all representations and warranties made in Section 3 herein shall apply to the Affiliated Entities (as defined below) as if the Company had wholly owned the Affiliated Entities at the time of initial Note purchase as contemplated herein.

4.           Representations and Warranties of the Purchasers.  Each Purchaser hereby represents and warrants, solely with respect to itself and no in regards to any other Purchaser, to the Company that:

(a)           Purchase Entirely for Own Account.  The Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(b)           Knowledge.  The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(c)           Restricted Securities.  The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Securities are “Restricted Securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control.

(d)           No Public Market.  The Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities.

(e)           Legends.  The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i)           “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(ii)           Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the securities so legended.

(f)           Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g)           Foreign Investors.  If the Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Such Purchaser’s subscription and payment for, and such Purchaser’s continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.  Such Purchaser also hereby represents that such Purchaser is not a “10-Percent Shareholder” as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.

5.           Conditions of the Company’s Obligations at Closing.  The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived:

(a)           Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true in all material respects on each closing and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing.

(b)           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing.

6.           Conditions of the Purchasers’ Obligations at Closing.  The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived:

(a)           Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 4 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b)           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing.

7.           Lock-Up Agreement.  In connection with an initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any equity securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

8.           Company’s Post-Closing Obligation. Within ninety (90) days from the date hereof (the “Deadline”), the Company shall, have caused Digicurrency, LLC, a Washington limited liability company, Think Tank Technologies Inc, a Washington corporation, AG Payments LLC, a Montana limited liability company, and DigiCurrency Inc, a BC Canada corporation (collectively the “Affiliated Entities”) to (i) become wholly owned subsidiaries of the Company, or (ii) merge into the Company.  The Company shall provide BTCS on or before the Deadline all fully executed operating agreements, share exchange agreements, purchase agreements, merger agreements and other related documents with respect to the Affiliate Entities.  The Company agrees to provide BTCS any documents related to follow on due diligence requested that are mutually agreed to by the Company and BTCS.  The terms of this Section 8 may only be waived or amended with the express written consent of BTCS.

9.           Miscellaneous.

(a)           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

(c)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  This Agreement may also be executed and delivered by facsimile or other electronic delivery of signature.

(d)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile or e-mail, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address, facsimile number or e-mail as set forth on the applicable signature page hereto or as subsequently modified by written notice.

(f)           Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(g)           Amendments and Waivers.  Except as provided for herein, any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the aggregate principal amount of the Notes then outstanding (a “Majority in Interest”).  Any amendment or waiver effected in accordance with this Section 8(g) shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.

(h)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)           Entire Agreement.  This Agreement, the Note, the side letter between BTCS and the Company (the “Letter”), and any other the documents referred to herein, between the parties, shall constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(j)           Exculpation Among Purchasers.  Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

[Signature Pages Follow]

The parties have executed this Convertible Note Purchase Agreement as of the date first written above.

COMPANY:

EXPRESS TECHNOLOGIES, INC.

By:	/s/ Will Wheeler
Name:	Will Wheeler
Title:	CEO

Address: 227 Broadway, Suite 300
Santa Monica, CA 91377

PURCHASER AND BTCS

BITCOIN SHOP, INC.

By:	/s/ Charles Allen
Name:	Charles Allen
Title:	CEO

Address: 1901 North Fort Myer Drive
Suite 1105
Arlington, VA 22209

Amount: $150,000.00